                                                                    EXHIBIT 10.3

                          EXECUTIVE RETENTION AGREEMENT

         THIS AGREEMENT by and between AMERICA ONLINE LATIN AMERICA, INC., a Delaware corporation (the "Company"), and Paulo Moledo (the "Executive") is made as of June 5, 2004 (the "Effective Date").

         WHEREAS, the Executive is employed by the Company, and because of his employment, possesses detailed knowledge of the Company and its business operations, as a result of which the Executive's continued service to the Company is very important to the future success of the Company; and

         WHEREAS, the Company recognizes that, as is the case with many publicly-held corporations, the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions which it and the Company's current financial condition may raise among key personnel, may result in the departure or distraction of key personnel to the detriment of the Company and its stockholders; and

         WHEREAS, the Compensation Committee and the Special Committee of the Board of Directors of the Company have determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of the Company's key personnel.

         NOW, THEREFORE, as an inducement for and in consideration of the Executive remaining in its employ, the Company agrees that the Executive shall receive the benefits set forth in this Agreement.

         1. RETENTION BONUS. If, and only if, the Executive remains employed by the Company through July 1, 2005, the Company shall pay the Executive on July 1, 2005, a lump sum payment (the "Retention Bonus") in the amount of US$100,000; provided, that in the event any of the following events occurs prior to July 1, 2005, the Company will pay the Executive or his estate the Retention Bonus on the date of the occurrence of the applicable event: (a) the Company provides a Notice of Termination (as defined in Section 3.3) with respect to a termination of Executive's employment without Cause or as a result of the Executive's Disability; (b) the Executive provides a legitimate Notice of Termination with respect to the termination of his employment for Good Reason; or (c) the Executive dies.

         2. EQUITY COMPENSATION. On the date hereof, the Company grants to the Executive a non-qualified option to purchase 100,000 shares of the Class A common stock of the Company pursuant to the Company's 2000 Stock Plan (the "Plan") at a per share exercise price equal to US$1.59 (the "Option"). The Option will become exercisable for 50,000 shares as of January 1, 2005, and for the remaining 50,000 shares as of January 1, 2006.

          In the event the Executive's employment is terminated by the Company without Cause or the Executive terminates his employment for Good Reason, the Option and all other then-outstanding options to purchase the Company's class A common stock issued to the Executive (collectively, the "Options") will become fully exercisable as of the date of the Notice of Termination (as defined in paragraph 3.3 below) and will remain outstanding during the Leave of Absence Period (as defined in paragraph 3.1(a)), which will be an approved leave of absence for purposes of Paragraph 13(e) of the Plan. In the event of a Going Private Event, the Options will become fully exercisable immediately prior to and for purposes of the Going Private Event such that the Executive will be entitled to exercise his options and either participate in the Going Private Event or otherwise dispose of the acquired shares in connection with the Going Private Event. In the event of a Change in Control, in addition to any other rights the Executive may have under the Plan, the Options must either: (a) be assumed by an acquiring entity in accordance with Paragraph 24B(a) of the Plan, in which event the Options will become fully exercisable if the Executive's employment is terminated without Cause or the Executive terminates his employment for Good Reason; (b) become fully exercisable for purposes of and prior to the termination of the Options pursuant to Paragraphs 24B(b) or (c) of the Plan; or (c) otherwise become fully exercisable immediately prior to the Change in Control. The Option will be subject to all of the other terms and conditions, including terms relating to the termination of the Options, set forth in the Company's standard form of Notice of Grant of Stock Options and Option Agreement. To the extent necessary to make the terms of the Options consistent with the provisions of this Agreement, this Agreement constitutes an amendment to the already outstanding Options identified on Exhibit A hereto.

         3.       PAYMENTS TO EXECUTIVE ON TERMINATION OF EMPLOYMENT.

         3.1. PAYMENTS AND BENEFITS DUE ON TERMINATION OF EMPLOYMENT BY THE COMPANY WITHOUT CAUSE OR AS A RESULT OF DISABILITY OR BY THE EXECUTIVE FOR GOOD REASON.

         (a) PAYMENTS. If the Executive's employment is terminated by the Company without Cause or as a result of the Executive's Disability or if the Executive's employment is terminated by the Executive for Good Reason, then during the period following the date of the Notice of Termination and prior to the Termination Date (the "Leave of Absence Period"), the Executive shall no longer receive any base salary from the Company and shall be on an unpaid leave of absence from the Company; provided, that in addition to any amounts due to the Executive under Paragraph 1 hereof, in the event that the Executive executes and delivers to the Company a Release and Waiver in the form of Exhibit B hereto within 21 days after the date of the Notice of Termination, the Executive shall be entitled to be paid (a) a lump-sum payment equal to 75% of the Executive's then-current annual base salary payable within 30 days of the date of the Notice of Termination, (b) within 30 days of the date of the Notice of Termination, such portion of the Executive's base salary as has accrued by virtue of his employment during the period through the date of the Notice of Termination that has not yet been paid, together with any amounts for accrued but unused vacation time and for expense reimbursement and similar items which have been properly incurred in accordance with the Company's policies prior to termination and have not yet been paid, and (c) on or prior to the date on which bonuses are paid generally to Company employees, with respect to the fiscal year in which the termination of employment occurs, the portion of the annual bonus for which the Executive was eligible through the date of the Notice of Termination that is calculated using the methodology that will be applied to the calculation of bonuses generally (provided that to the extent that performance of personal objectives constitutes a portion of the bonus eligibility calculation, the Executive will be deemed to have achieved 100% of his personal objectives)

         (b) CONTINUATION OF BENEFITS. If the Executive's employment is terminated by the Company without Cause or as a result of the Executive's Disability, or if the Executive's employment is terminated by the Executive for Good Reason, then during the Leave of Absence Period he will remain eligible for participation in all benefit plans of the Company; provided, however, that the Executive will not be entitled to the grant of any additional stock options or other stock rights under the Plan; provided, further, that with respect to health and dental coverage, in the event that the Executive executes and delivers to the Company a Release and Waiver in the form of Exhibit B hereto within 21 days after the date of the Notice of Termination, the Company shall designate one of the following, at its option: (i) the Executive shall remain eligible for participation in the Company's health and dental plans during the Leave of Absence Period, (ii) should the Executive qualify for continuation of medical benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and in effect on the date of the Executive's termination of employment hereunder ("COBRA"), the Executive shall no longer be eligible for coverage under the Company's health and dental plans as of the beginning of the Leave of Absence Period and, if the Executive properly elects and makes payments required by COBRA, the Company will reimburse the Executive, upon submission of reasonable documentation of such payments, for the cost thereof for the applicable COBRA period but not exceeding nine months, or (iii) the Company shall purchase for the benefit of the Executive and his family, if applicable, health and dental insurance coverage, for the Leave of Absence Period, equivalent to the coverage in effect immediately prior to the Leave of Absence Period.

         3.2. PAYMENTS DUE ON TERMINATION BY THE COMPANY FOR CAUSE OR BY THE EXECUTIVE OTHER THAN FOR GOOD REASON OR UPON THE DEATH OF THE EXECUTIVE. In the event the Company terminates the Executive's employment for Cause or the Executive terminates his employment other than for Good Reason, or the Executive dies, then the Executive shall be entitled as of the Termination Date to no additional compensation under this Agreement, except: (a) in the case of the death of the Executive, (i) as provided in Paragraph 1 hereof, (ii) within 30 days of the date of death, such portion of the Executive's base salary as has accrued by virtue of his employment through such date that has not yet been paid, together with any amounts for accrued but unused vacation time and for expense reimbursement and similar items which have been properly incurred in accordance with the Company's policies prior to termination and have not yet been paid, and (iii) on or prior to the date on which bonuses are paid generally to Company employees, with respect to the fiscal year in which the Executive's death occurs, the portion of the annual bonus for which the Executive was eligible through the date of death that is calculated using the methodology that will be applied to the calculation of bonuses generally (provided that to the extent that performance of personal objectives constitutes a portion of the bonus eligibility calculation, the Executive will be deemed to have achieved 100% of his personal objectives); and (b) as otherwise provided under the benefit plans of the Company.

         3.3. NOTICE OF TERMINATION. Any termination of the Executive's employment by the Company or by the Executive (other than as a result of death) shall be communicated by written notice of termination to the other party (a "Notice of Termination") addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either: (a) delivered by hand; (b) made by telecopy; or (c) sent by overnight courier.

         If to the Company:         AOL Latin America
                                    6600 N. Andrews Ave., Suite 400
                                    Ft. Lauderdale, FL 33309
                                    Attn: President
                                    Attn: General Counsel
                                    Facsimile: (954) 233-1803

         If to the Executive:       Paulo Moledo
                                    1414 Camellia Circle
                                    Weston FL 33326

         All notices and other communications shall be deemed to have been given either: (a) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above; (b) if made by telecopy, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise; or (c) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service.

         Any termination by the Company for Cause must be by a Notice of Termination given within 60 days of the Company's knowledge of the event(s) or circumstance(s) which constitute(s) Cause and will be effective immediately unless a later date is otherwise stated in such notice, which date shall be the termination date (the "Termination Date"). Any termination of the Executive's employment by the Company without Cause must be by a Notice of Termination to the Executive, effective nine months after the date the notice is given, which date of effectiveness shall be the Termination Date. Any termination of the Executive's employment as a result of the Executive's Disability must be by Notice of Termination and will be effective immediately unless a later date is otherwise stated in such notice, which date shall be the Termination Date.

         A termination of the Executive's employment by him for Good Reason must be by a Notice of Termination given within 60 days of the Executive's knowledge of the event(s) or circumstance(s) that constitute(s) Good Reason, or within 60 days of the end of the cure period, if applicable. The Termination Date, which shall be set forth in the Notice of Termination, shall be no later than nine months after the date of the Notice of Termination.

         The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting any such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

         4. KEY DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

         4.1 "CHANGE IN CONTROL" means the first to occur of the following:

         (a) the date on which AOL and ODC do not own, collectively, shares of capital stock of the Company representing more than 50% of the voting power entitled to be cast at elections for directors ("VOTING POWER") of the Company,

         (b) the date on which AOL and ODC do not collectively have the right to approve the election of (as a stockholder or through its designee on the Special Committee) at least a majority of the Board of Directors of the Company..

         (c) any Person or Persons other than AOL or ODC acquires any general power to prevent the Company's Board of Directors or shareholders from taking action on a substantial range of corporate actions without the approval of such Person or Persons other than pursuant to covenants and agreements of the Company contained in any loan documents, indentures or similar agreements entered into in connection with any bona fide indebtedness for money borrowed by the Company after the date hereof, or

         (d) the date on which the Company sells, leases, exchanges or otherwise transfers (in one transaction or a series of related transactions) all or substantially all of the assets of the Company to any Person, other than a transaction in which

                  (x) AOL and ODC (i) own, collectively, shares of capital stock or other equity securities of the acquiring Person representing more than 50% of the Voting Power or (ii) individually each has the right to approve the election of at least a majority of the board of directors or managers, as applicable, of the acquiring Person, and

                  (y) no Person or Persons other than AOL or ODC has any general power described in clause (c) above with respect to such acquiring Person.

         For purposes of this definition of Change in Control: (a) "AOL" means, collectively, America Online, Inc., a Delaware corporation, and Time Warner Inc., a Delaware corporation, and each of their successors, and any of their wholly owned subsidiaries; (b) "ODC" means, collectively, Aspen Investments LLC, a Delaware limited liability company, and Atlantis Investments LLC, a Delaware limited liability company, and each of their successors, any of their wholly owned subsidiaries and any entities wholly owned by Gustavo Cisneros, Ricardo Cisneros or their family members; (c) "RESTATED CERTIFICATE OF INCORPORATION" means the Company's Amended and Restated Certificate of Incorporation as the same may be amended from time to time; and (d) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, trust, university, or unincorporated organization, or a government or any agency or political subdivision thereof.

         4.2 "GOING PRIVATE EVENT" means the event or transaction which results in the Company ceasing to be required to file the reports, information and documents required to be filed with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

         4.3 "CAUSE" means: (i) your conviction of, or nolo contendere or guilty plea to, a felony (whether any right to appeal has been or may be exercised);
(ii) your failure or refusal without proper cause to perform your duties with the Company, if such failure or refusal remains uncured for 20 days after notice to you; (iii) fraud, embezzlement, misappropriation, or reckless or willful destruction of Company property; (iv) breach of any statutory or common law duty of loyalty to the Company; (v) your violation of the Agreement to Preserve Confidentiality, Noncompetition and Proprietary Rights dated June 29, 2000 between you and the Company (the "Confidentiality Agreement") or your material violation of the Company's Standards of Business Conduct (it being agreed that any violation of the Insider Trading Policy shall be deemed to be material for purposes of this definition of "Cause"); or (vi) your improper conduct substantially prejudicial to the Company's business.

         4.4 "GOOD REASON" means: (a) a reduction in the Executive's annual base salary; (b) a reduction in the percentage of the Executive's base salary for which the Executive is eligible for an annual bonus; (c) a material change by the Company in the Executive's title, responsibilities or reporting relationship which materially adversely affects his position with the Company or causes it to become of less responsibility or scope, provided that such material change is not in connection with a termination of the Executive's employment hereunder for Cause, and further provided that a change in the Executive's title shall not in and of itself constitute "Good Reason" if such change is made in connection with a transaction resulting in a Change in Control; (d) at any time following a Change in Control, a material increase in the responsibilities and duties of the Executive without a commensurate increase in base salary; or (e) the failure of the Company to comply with any provision of this Agreement which failure, if capable of remedy, has not been cured within 20 days after notice of such noncompliance has been given by the Executive to the Company, provided that any notice of termination hereunder shall be given within 60 days after the end of such 20-day period; or (f) a requirement by the Company that the Executive change his principal place of employment to a location which is outside of Miami-Dade, Broward or Palm Beach counties.

         4.5 "DISABILITY" means the Executive's absence from the full-time performance of the Executive's duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

         5. LETTER(S) OF CREDIT. In order to assure the Executive the prompt payment of amounts due him under Paragraph 1 of this Agreement, the Company agrees to secure and to keep in place until December 31, 2005 one or more irrevocable letter(s) of credit from Fifth Third Bank or another bank reasonably acceptable to the Executive in the amount of US$75,000, which shall allow the Executive (or his legal representative) to draw down the amount estimated at the date of this Agreement to be the net amount (after applicable withholding taxes and other mandatory payments to government entities) due him under Paragraph 1 of this Agreement upon certification by the Executive (or his legal representative) and the Company that payment is due the Executive pursuant to this Agreement; provided, that in the event that the letter of credit is drawn upon, (i) the parties will work together in good faith to ensure that all such taxes and payments are made on a timely manner, and (ii) based on the actual withholdings and payments that are required to be made, the parties will determine if the amount of the draw received by the Executive is greater than or less than the actual net amount should be, and an appropriate "true up" payment will be promptly made. If the Company makes a payment of the amounts due to the Executive under Paragraph 1, the Executive will cooperate promptly upon the request of the Company to assist the Company in causing the letter of credit to be cancelled or terminated (including, if requested by the Company, furnishing to the issuing bank a certification to the effect that the letter of credit is no longer needed and may be cancelled). A failure by the Company to keep such letter(s) of credit in effect, or to renew such letter(s) of credit at least 30 days prior to the expiration date of the letter(s) of credit shall entitle the Executive to the payment of the Retention Bonus on the 30th day prior to the expiration date of the letter of credit. The Company agrees to notify the Executive within three business days of any failure or inability to maintain or renew such letter(s) of credit. The Company agrees that it will not take any action to prevent, hinder or delay the legitimate exercise by the Executive of his rights to exercise the security provisions provided in this Paragraph 5 and, further, agrees to cooperate with the Executive to promptly issue to the bank the certification required above if and when payment is due to the Executive and to take such other actions as may be necessary to enable the Executive to exercise and obtain the benefits of such security provisions, in the absence of fraudulent or unlawful conduct on the part of the Executive with respect to such exercise. In the event of a dispute regarding whether the Executive is due payment under Paragraph 1 of this Agreement as a result of which the Company has refused to issue the certification referred to above, following resolution of the dispute in accordance with Paragraph 8 of this Agreement, the Company will pay all legal fees of the Executive incurred in that proceeding if the Executive prevails, and each party will bear its own costs if the Company prevails.

         6. NOT AN EMPLOYMENT CONTRACT. The Executive and the Company acknowledge: (a) that the Executive is an employee at will of the Company; (b) that this Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive as an employee; and (c) that the Executive may terminate his employment with the Company at any time.

         7. TAXES. The Executive will not be entitled to any additional payments fin the event the Executive becomes subject to tax under Section 4999 of the Internal Revenue Code or any similar tax ("Excise Tax") as a result of any payment (within the meaning of Section 280G of the Internal revenue Code or other applicable provision) made pursuant to this Agreement.

         8. DISPUTES; ARBITRATION. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board of Directors of the Company and shall be in writing. Any denial by the Board of Directors of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board of Directors shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Fort Lauderdale, Florida, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         9. SUCCESSORS.

         9.1 SUCCESSOR TO COMPANY. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a breach of this Agreement and shall constitute Good Reason if the Executive elects to terminate employment. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.

         9.2 SUCCESSOR TO EXECUTIVE. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive or his family hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

         10. MISCELLANEOUS.

         10.1 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         10.2 GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of Florida, without regard to conflicts of law principles.

         10.3 TAX WITHHOLDING. Any payments provided for hereunder shall be paid net of any applicable tax withholding required under federal, state or local law.

         10.4 CONFIDENTIALITY. The Executive shall not disclose to any third party the existence or terms of this Agreement, except as may be required by law or for purposes of securing professional financial, tax or legal services.

         10.5 ENTIRE AGREEMENT. This Agreement and the Notice of Grant of Stock Options and Option Agreement dated as of the date hereof (a copy of which is attached to this Agreement as Exhibit C) set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. To the extent necessary to make the terms of the already outstanding Options consistent with the provisions of this Agreement, this Agreement constitutes an amendment to the already outstanding Options identified on Exhibit A hereto. In connection with, and in consideration of, the obligations of AOLA set forth in this Agreement, the Executive acknowledges and agrees to the continued validity of the Confidentiality Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                       AMERICA ONLINE LATIN AMERICA, INC.


                                       /s/ OSVALDO BANOS
                                       -----------------------------------
                                       By: Osvaldo Banos
                                       Executive Vice President and Chief
                                       Financial Officer


                                       /s/ PAULO MOLEDO
                                       -----------------------------------
                                       PAULO MOLEDO

                                    EXHIBIT A

                               OUTSTANDING OPTIONS


DATE                                    SHARES              EXERCISE PRICE
----                                    ------              --------------

August 7, 2000                          75,000                 $   8.00
January 2, 2001                         50,000                 $   2.72
April 9, 2002                           20,100                 $   2.12
January 1, 2004                         20,100                 $   1.42

                                    EXHIBIT B

                               RELEASE AND WAIVER

In exchange and consideration for the Company's promises to me in my Executive Retention Agreement dated _________, I agree to release and discharge unconditionally America Online Latin America, Inc. ("AOLA"), and any successors, subsidiaries, affiliates, related entities, predecessors, merged entities and parent entities, and their respective officers, directors, stockholders, employees, benefit plan administrators and trustees, agents, attorneys, insurers, representatives, affiliates, successors and assigns (collectively, the "Releasees"), from any and all claims, actions, causes of action, demands, obligations or damages of any kind arising from my employment with ____________[INSERT NAME OF APPROPRIATE ENTITY] and my separation from employment or otherwise, whether known or unknown by me, which I ever had or now have upon or by reason of any matter, cause or thing, up to an including the day I sign this Release and Waiver (collectively, the "Released Claims"). The Released Claims include, but are not limited to, all claims arising out of or related to any stock options held by me or granted to me by the Company; all claims under Title VII of the Civil Rights Act of 1964, as amended; all claims under the Worker Adjustment and Retraining Notification Act (WARN), or similar state statutes; all claims under the Americans with Disabilities Act; all claims under the Age Discrimination in Employment Act ("ADEA"); all claims under the Older Workers Benefit Protection Act ("OWBPA"); all claims under the Fair Labor Standards Act; all claims under the National Labor Relations Act; all claims under the Family and Medical Leave Act; all claims under the Employee Retirement Income Security Act; all claims under 42 U.S.C. ss. 1981; all claims under Chapter 760, Florida Statutes; all claims under Chapter 448, Florida Statutes; and all claims under other analogous foreign, federal, state, and local laws, regulation, statutes and ordinances; all claims under any principle of common law; all claims concerning any right to reinstatement; and all claims for any type of relief from any of the Releasees, whether foreign, federal, state or local, whether statutory, regulatory or common law, and whether tort, contract or otherwise, through the date I sign this Release and Waiver. This release of claims does not affect (i) any pending claim for workers' compensation benefits,
(ii) my vested rights, if any, in AOLA's 401(k) plan, (iii) my rights to exercise any and all AOLA stock options held by me that are exercisable during the applicable period of exercise and in accordance with all other terms of those options and the stock options plans, agreements, and notices under which such options were granted, or (iv) any rights to indemnification I may have under applicable law or AOLA or ___________[INSERT NAME OF APPROPRIATE ENTITY] policy by virtue of my employment with _____________[INSERT NAME OF APPROPRIATE ENTITY] for actions taken within the scope of my employment.


[Pursuant to the OWBPA, I acknowledge and warrant the following: (i) that I am waiving rights and claims for age discrimination under the ADEA and OWBPA, in exchange for the consideration described above, which is not otherwise due to me; (ii) I have consulted with an attorney before signing this Release and Waiver; (iii) I am not waiving rights or claims for age discrimination that may arise after the effective date of this Release and Waiver; (iv) I have been given a period of at least twenty-one (21) days in which to consider this Release and Waiver and the waiver of any claims I have or may have under law, including my rights under the ADEA and OWBPA, before signing below; and (v) I understand that I may revoke the waiver of my age discrimination claims under the ADEA and OWBPA within seven (7) days after my execution of this Release and Waiver, and that such waiver shall not become effective or enforceable until seven (7) days after the date on which I execute this Release and Waiver. Any such revocation must be made in writing and delivered by certified mail to both the Chief Executive Officer and the General Counsel of AOLA, each at the following address: America Online Latin America, Inc.,
6600 N. Andrews, Suite 400, Ft. Lauderdale, FL 33309.]

By signing below, I acknowledge that I have carefully reviewed and considered this Release and Waiver; that I fully understand all of its terms; and that I voluntarily agree to them.


----------------

XXXXXXXXXXX

                                                                ----------------

                                                                       EXHIBIT C

------------------------------------- ------------------------------------------

                                      AMERICA ONLINE LATIN AMERICA, INC.
                                      ID: 98-0198401
Notice of Grant of Stock Options      6600 N. Andrews Avenue
And Option Agreement                  Suite 400
                                      Fort Lauderdale, FL 33309

------------------------------------- ------------------------------------------


                                      OPTION NUMBER:
                                      PLAN:
                                      ID:

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Effective         you have been granted a(n) Non-Qualified Stock Option to buy shares of America Online Latin America, Inc. (the Company) stock at
$               per share.

The total option price of the shares granted is $

Shares in each period will become fully vested on the date shown.



Shares                Vest Type            Full Vest          Expiration
-----------------     ----------------     ---------------    ----------------

                      On Vest Date
                      On Vest Date
                      On Vest Date
                      On Vest Date

CHANGE IN CONTROL Notwithstanding the vesting schedule set forth above and in
Section 9 of the optionee's Option Agreement, in addition to any other rights the optionee may have under the Company's 2000 Stock Plan (the "Plan"), including rights the optionee may have in the event of a Change in Control as defined in the Plan, in the event of a Change in Control (as defined in the Executive Retention Agreement between the optionee and the Company dated as of the date hereof (the "Retention Agreement")), this option must either: (a) be assumed by an acquiring entity in accordance with Paragraph 24B (a) of the Plan, in which event this option will become fully exercisable if the optionee's employment is terminated without Cause (as defined in the Retention Agreement) or the optionee terminates his employment for Good Reason (as defied in the Retention Agreement); (b) become fully exercisable for purposes of and prior to the termination of the option pursuant to Paragraphs 24B(b) or (c) of the Plan; or (c) otherwise become fully exercisable immediately prior to the Change in Control (as defined in the Retention Agreement).

GOING PRIVATE EVENT Notwithstanding the vesting schedule set forth above, in the event of a Going Private Event (as defined in the Retention Agreement), this Option will become fully exercisable immediately prior to and for purposes of the Going Private Event.

TERMINATION OF EMPLOYMENT Notwithstanding the vesting schedule set forth above and the provisions of Section 4 of the optionee's Option Agreement with respect to the exercisability of the option, in the event the optionee's employment is terminated by the Company without Cause (as defined in the Retention Agreement) or the Executive terminates his employment for Good Reason (as defined in the Retention Agreement), this option will become fully exercisable as of the date of the Notice of Termination ( as defined in the Retention Agreement), and will remain outstanding during the Leave of Absence Period (as defined in the Retention Agreement), which will be an approved leave of absence for purposes of Paragraph 13(e) of the Plan.

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

RETENTION AGREEMENT CONTROLS Notwithstanding Section 20 of the optionee's Option Agreement, to the extent that there is any inconsistency between the terms of this Stock Option Grant Notice (including the Option Agreement) and the terms of the Retention Agreement, including without limitation, inconsistencies in the definitions of "Cause" or "Disability", the provisions of the Retention Agreement shall control and shall be deemed to be incorporated into this Stock Option Grant Notice and the Option Agreement and made a part hereof.





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By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Retention Agreement, the Company's 2000 Stock Plan as amended and the Option Agreement, all of which are incorporated by reference and made a part of this document.

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America Online Latin America, Inc.   Date


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                                     Date




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